UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On September 21, 2006, the Compensation and Organization Committee of the KeyCorp Board of Directors authorized the establishment of the KeyCorp Deferred Savings Plan. In conjunction with the establishment of the Deferred Savings Plan, the Committee also authorized that the KeyCorp Excess 401(k) Savings Plan, the KeyCorp Second Excess 401(k) Savings Plan, the KeyCorp Deferred Compensation Plan, and the KeyCorp Second Deferred Compensation Plan be merged into the Deferred Savings Plan effective December 31, 2006.
     The Committee also authorized that (i) the KeyCorp Supplemental Retirement Plan be amended to merge it into the KeyCorp Second Supplemental Retirement Plan, and the KeyCorp Second Supplemental Retirement Plan be amended and restated in its entirety to reflect such merger, and (ii) the KeyCorp Executive Supplemental Pension Plan be amended to merge it into the KeyCorp Second Executive Supplemental Pension Plan, and the KeyCorp Second Executive Supplemental Pension Plan be amended and restated in its entirety to reflect such merger.
     The foregoing changes were authorized to provide KeyCorp with the administrative efficiencies and cost savings associated with maintaining single plans of deferred compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: September 25, 2006	/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer Vice President and Deputy General Counsel